As filed with the Securities and Exchange Commission on June 1, 2018

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter).

Michigan	38-3150651
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5151 Corporate Drive
Troy, Michigan 48098
(248) 312-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James K. Ciroli
Executive Vice President and Chief Financial Officer
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
(248) 312-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Charlie Goode
Warner Norcross + Judd LLP
900 Fifth Third Center
111 Lyon Street NW
Grand Rapids, Michigan 49503
(616) 752-2000

Catherine M. Clarkin
Mitchell S. Eitel
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees (3)
Total

(1)
An indeterminate initial aggregate offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you go basis.

(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for the guarantees.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees

The securities listed above may be offered and sold by us from time to time. In addition, the selling stockholders identified in this prospectus or in a supplement to this prospectus may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any proceeds from the sale of shares of our common stock to be offered by the selling stockholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol "FBC".

This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that contains specific information about the offering and the specific amounts, prices and terms of the securities being offered. The specific manner in which shares of common stock may be offered by the selling stockholders will be described in a supplement to this prospectus, if required. Each prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplement, which together provide the specific terms of the securities we or the selling stockholders are offering.

The securities offered hereby may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and a description of their compensation will be provided in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading "Risk Factors" beginning on page 4 of this prospectus before making a decision to invest in our securities.

The securities offered hereby are not or will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2018.

ABOUT THIS PROSPECTUS

References in this prospectus to "Flagstar", "we", "us" and "our" are to Flagstar Bancorp, Inc. and its subsidiaries. All references to the “selling stockholders” refer to MP Thrift Investments L.P., a Delaware limited partnership, and any selling stockholder identified in a supplement to this prospectus.

This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration statement, we may offer and sell common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, units and guarantees in one or more offerings up to an indeterminate total dollar amount, and the selling stockholders may offer and sell an unspecified number of shares of common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, if the selling stockholders offer securities under this prospectus, a prospectus supplement, if required, will contain specific information about the terms of the offering and the selling stockholders. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

FORWARD LOOKING STATEMENTS

Certain statements in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We use the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "future," "intend," "may," "plan," "potential," "predict," "project," "will" and similar terms and phrases to identify forward-looking statements in this prospectus. In addition, Flagstar may make forward-looking statements in our other documents filed with or furnished to the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media, and others.

Generally, forward-looking statements are not based on historical facts but instead represent management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would, and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties, and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included within each individual business’ discussion and analysis of our results of operations and the risk factors listed and described in Part I, Item 1A. Risk Factors of our most recently filed Annual Report on Form 10-K.

Other than as required by law, Flagstar does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

In addition, you may obtain these materials free of charge through our website at www.flagstar.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus and the applicable prospectus supplement the information we file with it under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in such future filings and deemed not to have been filed in accordance with SEC rules), and before the termination of the offering of the securities under this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 12, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 7, 2018;

•	Our Current Reports on Form 8-K filed on March 26, 2018 and May 23, 2018;

•	Our Proxy Statement on Schedule 14A dated April 12, 2018, filed on April 12, 2018;

•
The description of our common stock contained in our Registration Statement on Form S-3 filed on November 3, 2009 (File No. 333-162823), including any amendments or reports filed for the purpose of updating such description.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor the selling shareholders has authorized anyone else to provide you with additional or different information. These securities are only being offerred in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

We will provide you, or any beneficial owner, a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or calling us at the following address:

Flagstar Bancorp, Inc.
Investor Relations
5151 Corporate Drive
Troy, Michigan 48098
Attention: David Urban
(248) 312-2000

FLAGSTAR BANCORP, INC.

Flagstar Bancorp, Inc. is a savings and loan holding company founded in 1993. Our business is primarily conducted through our principal subsidiary, Flagstar Bank (the "Bank"), a federally chartered stock savings bank founded in 1987. We provide commercial, consumer and mortgage banking services. Our common stock is listed on the NYSE under the symbol "FBC."

RISK FACTORS

An investment in Flagstar securities involves risks. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in all other information appearing in this prospectus, the applicable prospectus supplement or incorporated by reference herin or therein. Material risks and uncertainties that management believes affect Flagstar will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties which we unaware of that could adversely affect our business, financial condition or results of operations. This prospectus is qualified in its entirety by these risk factors.

RATIO OF EARNINGS TO FIXED CHARGES

	For the Three Months ended March 31,	For the Year Ended December 31,
	2018	2017	2016	2015	2014	2013
Income (loss) before income tax	$44	$211	$258	$240	$(103)	$(149)
Fixed charges:
Interest on short-term borrowings	$15	$36	$5	$1	$—	$—
Interest on long-term debt	14	49	43	25	9	102
Combined fixed charges, excluding interest on deposits	29	85	48	26	9	102
Interest on deposits	17	52	46	42	30	42
Combined fixed charges, including interest on deposits	$46	$137	$94	$68	$39	$144
Ratio of earnings to combined fixed charges:
Excluding interest on deposits (1)	2.52	3.48	6.38	10.23	N/A	N/A
Including interest on deposits (2)	1.96	2.54	3.74	4.53	N/A	N/A

(1)
Earnings were insufficient to cover fixed charges excluding deposits and preferred stock dividends by approximately $94 million and $47 million for the years ended December 31, 2014 and 2013, respectively.

(2)
Earnings were insufficient to cover fixed charges including deposits and preferred stock dividends by approximately $64 million and $5 million for the years ended December 31, 2014 and 2013, respectively.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement. Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include, without limitation, acquisitions, repayment or refinancing of debt or other corporate obligations, capital expenditures, working capital, and repurchases and redemptions of securities.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

MP Thrift Investments L.P. (“MP Thrift”) and any selling stockholder identified in a supplement to this prospectus may sell shares of our common stock. As of the date of this prospectus, MP Thrift beneficially owns 35,600,352 shares of our common stock, or 62.1% of the outstanding shares. MP Thrift may offer all, some or none of its shares of common stock pursuant to this prospectus. In addition, MP Thrift may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date hereof.

For purposes of this prospectus, the selling stockholders include partners, donees, pledgees, direct and indirect transferees or other successors-in-interest from time to time selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other non-sale transfer.

We will pay the expenses incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales.

PLAN OF DISTRIBUTION

We or any selling stockholder may offer and sell securities from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents;

•	through a combination of any such methods of sale; or

•	as otherwise described in the applicable prospectus supplement, if required.

If we or any selling stockholder uses underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices

We, any selling stockholder and the underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. The applicable prospectus supplement, if required, will set forth the terms and offering of securities, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we or the selling stockholders will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We or any selling stockholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus, the applicable prospectus supplement including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling stockholder or borrowed from us or any selling stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling stockholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We or any selling stockholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We or any selling stockholder may use underwriters with which we or any selling stockholder have a material relationship. We or any selling stockholder will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or any selling stockholder pays for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling stockholder and the underwriters, dealers and agents.

We or any selling stockholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling stockholder or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us or any selling stockholder. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We and any selling stockholder make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us or any selling stockholder for which they receive compensation.

Direct Sales. We or any selling stockholder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We or any selling stockholder may sell securities upon the exercise of rights that we or any selling stockholder may issue to our security holders. We or any selling stockholder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The selling stockholders and any underwriters, broker/dealers or agents participating in the distribution of securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

DESCRIPTION OF SECURITIES

The securities offered hereby may be offered by use of this prospectus in one or more offerings. A prospectus supplement will be provided each time securities are offered, if necessary, which will describe the amounts, prices and detailed terms of the securities. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. To the extent the applicable prospectus supplement is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus. The terms of the offered securities may differ from the terms summarized below. Additionally, the descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions in the applicable prospectus supplement which define your rights as holders of the relevant securities.

Common Stock

We or any selling stockholder may offer shares of our common stock, $0.01 par value. The applicable prospectus supplement, if required, will describe the aggregate number of shares offered, the offering price or prices of the shares and the identity of any selling stockholders, if any.

Preferred Stock and Depositary Shares

We may issue shares of our no par value preferred stock in one or more series. In a prospectus supplement, we will describe: the specific designation; the aggregate number of shares offered; the dividend rate or manner of calculating the dividend rate; the dividend periods or manner of calculating the dividend periods; the ranking of the shares of the series with respect to dividends; liquidation and dissolution; the stated value of the shares of the series; the voting rights of the shares of the series, if any; whether and on what terms the shares of the series will be convertible or exchangeable; whether and on what terms we can redeem the shares of the series; whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share; whether we will list the preferred stock or depositary shares on a securities exchange; and any other specific terms of the series of preferred stock.

Debt Securities

We may issue senior debt securities or subordinated debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement that describes: the ranking; whether senior or subordinated; the level of seniority or subordination (as applicable); the specific designation; the aggregate principal amount; the purchase price; the maturity, the redemption terms; the interest rate or manner of calculating the interest rate; the time of payment of interest, if any; the terms for any conversion or exchange; including the terms relating to the adjustment of any conversion or exchange mechanism; the nature of the property securing the indebtedness, if any; the covenants, if any, restricting our declaration of dividends, requiring the maintenance of any capital reserves or ratios, or restricting the incurrence of additional debt or issuance of additional securities; the events that constitute a default; the mechanism for modifying the debt securities; the name of the trustee and a description of our relationship with the trustee; and the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may issue warrants to purchase our debt securities, shares of our preferred stock, shares of our common stock or units. In a prospectus supplement, we will describe the exercise price and any mechanism(s) for adjustments to the exercise price; whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value; the amount of securities called for by such warrants; the amount of warrants then outstanding; and other specific terms of the warrants.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depository shares, or common stock. In a prospectus supplement, we will describe the material terms of the purchase contract and the securities to which the purchase contract pertains.

Units

We may issue, in one more series, units comprised of one or more of the other securities described in this prospectus in any combination. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Guarantees
We may issue guarantees of indebtedness issued by one or more of our subsidiaries. In a prospectus supplement, we will describe the material terms of the guarantees and the nature of any guaranteed obligations.

LEGAL MATTERS

             Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for Flagstar by Warner Norcross + Judd LLP. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering of the securities offered hereby will be passed upon for Flagstar by Sullivan & Cromwell LLP, New York, New York. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS
The financial statements incorporated in this Prospectus by reference to Flagstar Bancorp, Inc.’s Current Report on Form 8-K dated June 1, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Flagstar Bancorp, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered:

Amount to be paid
Registration Statement filing fee	(1)
Printing expenses	(2)
Legal fees	(2)
Accounting fees	(2)
Other	(2)
Total	(2)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you go basis.

(2)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. Additional information regarding estimated expenses of issuance and distribution of each class of securities being registered will be provided in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Flagstar Bancorp, Inc. is obligated under the its Articles of Incorporation to indemnify its directors, officers, employees or agents and persons who serve or have served at the request of Flagstar as directors, officers, employees, agents or partners of another corporation or other enterprise to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA").

Sections 561 through 571 of the MBCA contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding; (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two directors who are not, at the time, parties or threatened to be made parties to the action, suit or proceeding; (iii) by independent legal counsel; (iv) by all independent directors not parties or threatened to be made parties to the action, suit or proceeding; or (v) by the shareholders (excluding shares held by directors, officers, employees or agents who are parties or are threatened to be made parties to the action, suit, or proceeding). An authorization for payment of indemnification may be made by: (a) the board of directors by (i) a majority vote of all directors who are not parties or threatened to be made parties to the action, suit or proceeding, provided that there are at least two such directors, (ii) a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (iii) a majority vote all “independent directors” who are not parties or threatened to be made parties to the action, suit or proceeding, provided that there is at least one such director, or (iv) if the corporation lacks the appropriate persons for alternatives (i) through (iii), by a majority vote of the entire board of directors; or (b) the shareholders (excluding shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit, or proceeding). Under the MBCA, Flagstar may indemnify a director without a determination that the director has met the applicable standard of conduct unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA (which prohibits certain dividends, distributions and loans to insiders of the corporation), or intentionally committed a criminal act. A director may file for a court determination of the propriety of indemnification in any of the situations set forth in the preceding sentence.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.

The MBCA permits Flagstar to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with Flagstar, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Flagstar maintains such insurance on behalf of its directors, officers, employees and agents.

Item 16. Exhibits

The following documents are filed as a part of, or incorporated by reference into, this report:

Exhibit No.	Description
1*	Form of Underwriting Agreement
3.1**
Second Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc. (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, for the period ended June 30, 2017, and incorporated herein by reference).

3.2**
Sixth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, for the period ended September 30, 2016, and incorporated herein by reference).

4.1***	Form of Indenture
4.2*	Form of Debt Security
4.3*	Form of Depositary Agreement for Depositary Shares
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement
4.6*	Form of Certificate of Designation of Preferred Stock
4.7*	Form of Purchase Contract
4.8
Long-Term Debt. The Registrant has outstanding long-term debt which at the time of this Registration Statement does not exceed 10% of the Registrant's total consolidated assets. The Registrant agrees to furnish copies of the agreements defining the rights of holders of such long-term debt to the SEC upon request.

5.1***	Opinion of Warner Norcross + Judd LLP
10.1**
Investment Agreement, dated as of December 17, 2008, between the Company and MP Thrift Investments L.P. (previously filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the period ended December 31, 2016, and incorporated herein by reference).

10.2**
Closing Agreement, dated as of January 30, 2009, between the Company and MP Thrift Investments L.P. (previously filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the period ended December 31, 2016, and incorporated herein by reference).

10.3**
Purchase Agreement, dated as of February 17, 2009, between the Company and MP Thrift Investments L.P. (previously filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the period ended December 31, 2016, and incorporated herein by reference).

10.4**
Second Purchase Agreement, dated as of February 27, 2009, between the Company and MP Thrift Investments L.P. (previously filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the period ended December 31, 2016, and incorporated herein by reference).

10.5**
Capital Securities Purchase Agreement, dated as of June 30, 2009, by and between the Company, Flagstar Statutory Trust XI, a Delaware statutory trust and MP Thrift Investments L.P. (previously filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the period ended December 31, 2017, and incorporated herein by reference).

12.1***	Statement of Computation of Ratios of Earnings to Fixed Charges
23.1***	Consent of PricewaterhouseCoopers LLP
23.4***	Consent of Warner Norcross + Judd LLP (included in its opinion filed as Exhibit 5.1)
24.1***	Powers of Attorney
25.1*	Form T-1 Statement of Eligibility of Trustee to act as Trustee

*
To be filed subsequently by Current Report on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

**	Incorporated by reference.
***	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 1st day of June, 2018.

FLAGSTAR BANCORP, INC.

By:	/s/ Alessandro DiNello
Alessandro DiNello
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of Flagstar Bancorp, Inc.) in their capacities and on this 1st day of June, 2018.

	SIGNATURE	TITLE
	/S/ ALESSANDRO DINELLO	President and Chief Executive Officer (Principal Executive Officer)
By:	Alessandro DiNello

	/S/ JAMES K. CIROLI	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
By:	James K. Ciroli

	/S/ BRYAN L. MARX	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
By:	Bryan L. Marx

*
By:	John D. Lewis	Chairman

*
By:	David J. Matlin	Director

*
By:	Peter Schoels	Director

*
By:	David L. Treadwell	Director

*
By:	Jay J. Hansen	Director

*
By:	James A. Ovenden	Director

*
By:	Bruce E. Nyberg	Director

*
By:	Jennifer Whip	Director

	/s/ JAMES K.CIROLI	Attorney-in-Fact
* By:	James K. Ciroli